Exhibit 99.1

HEALTHCARE TRUST OF AMERICA, INC. REPORTS RECORD LEASING IN THE SECOND QUARTER

Signs Most New Leases in Company’s History as Leased Rate Increases on a Sequential Basis

Leading Proxy Advisory Firm ISS Recognizes the Inherent Value in the Transaction with HR

SCOTTSDALE, Ariz., July 5, 2022 - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) reported that during the second quarter the Company signed its highest level of new leases, approximately 283,000 square feet, since going public in 2012. The Company also signed approximately 550,000 square feet of renewal leases. As a result of HTA’s strong performance, total portfolio leased rate increased by 0.3% since Q1 2022, and the Company ended the period at 89.6%.

HTA’s new leasing spans across the entire portfolio, with more than 90 leases signed at an average of approximately 3,000 square feet per lease. The Company achieved more than 10,000 square feet of leasing in 10 of its key markets, and more than 5,000 square feet in 17 of those markets. Preliminary re-leasing spreads for the quarter are expected to range from 3% to 4%, and leasing concessions are anticipated to be consistent with the Company’s recent performance.

“Over the past year, the HTA team has worked to refine and implement our strategic growth plan, and these strong results are a testament to that and underscore the potential for further growth as we build on this momentum,” stated Peter N. Foss, CEO. “I am proud of all that our team has accomplished and thank them for their hard work and commitment to unlocking the value of our portfolio. As we work to complete our pending merger with Healthcare Realty Trust, we will continue executing our strategy to drive future earnings growth and shareholder value creation.”

All results are preliminary and subject to final quarter-end closing procedures. Additional details will be provided when HTA files its second quarter financial results. In light of its pending merger transaction with HR, HTA will not provide earnings guidance for 2022.

ISS Recognizes the Inherent Value in the Transaction with HR
The Company is pleased that leading independent proxy advisory firm Institutional Shareholder Services, (“ISS”), recommended that HTA stockholders vote “FOR” the proposed merger with Healthcare Realty Trust Incorporated. As previously announced, HTA’s special meeting of stockholders will be held on July 15, 2022. Subject to a favorable shareholder vote, the merger is expected to close on July 20, 2022.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, with assets comprising approximately 26.0 million square feet of gross leasable area, and with $7.8 billion invested primarily in medical office buildings, as of March 31, 2022. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which generally translates to superior demographics, highly-educated graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. We believe this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index, since inception. More information about HTA can be found on the Company’s website (www.htareit.com), Facebook, LinkedIn and Twitter.

Forward-Looking Language

This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: HTA’s ability to consummate the merger (the “Merger”) with Healthcare Realty Trust Incorporated (“HR”) on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive merger agreement relating to the Merger; risks related to diverting the attention of HTA and HR management from ongoing business operations; failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; risks associated with stockholder litigation in connection with the Merger, including resulting expense or delay; the risk that HTA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the ability to obtain the expected financing to consummate the Merger; risks related to future opportunities and plans for HTA, including the uncertainty of expected future financial performance and results of the combined company following completion of the Merger; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the Merger on the market price of HTA’s or HR’s common stock; the possibility that, if the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of HTA’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in HTA’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on HTA’s business, results of operations, cash flows and financial condition. Additional information concerning HTA and its business, including additional factors that could materially and adversely affect HTA’s financial results, include, without limitation, the risks described under Part I, Item 1A – Risk Factors, in HTA’s 2021 Annual Report on Form 10-K and in HTA’s other filings with the Securities and Exchange Commission.

Contacts
Financial Contact:
Robert A. Milligan
Chief Financial Officer
P: 480.998.3478

Media Contact:
Andrew Siegel / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
P: 212.355.4449